HERITAGE AUCTIONS

L1473

REF #: 6241-1473 **Invoice #:** 11467986 OLR

Date: 12/9/2021

2021 December 9 - 10 Rare Books Signature® Auction (6241)

Client #: 4284289-22-51

4847446210 (W)
ACQS@Rallyrd.com

Bidder #: 1473, 7169

Terms: Due Dec 23, 2021

Fitz Tepper
RSE Archive LLC
250 Lafayette
Fl 2
New York, NY 10012-

Ship To: RSE Archive LLC
71 Southgate Blvd
New Castle, DE 19720-

Direct Customer Service
Toll-Free: 1-866-835-3243

Lots: 1 Items: 1

Invoice Summary

	Hammer Price	Buyer Premium	Total
Sale Sub Total	**$30,000.00**	**$7,500.00**	**$37,500.00**
***Service and Handling**			**$101.36**
Invoice Total			**$37,601.36**
		Total Due	**$37,601.36**

Please disregard if paid

Make all checks payable to Heritage Auctions and mail to: Attn: Accounts Receivable
PO Box 619999, Dallas, TX 75261-6199
Please include the underlined information with your payment.
If you pay by check, your check may be converted to an electronic funds transfer from your account.

Please detach and return with your payment

HERITAGE AUCTIONS

Client #: 4284289
Fitz Tepper
RSE Archive LLC
250 Lafayette
Fl 2
New York, NY 10012-

Remittance Slip:

REF #:	6241-1473
Invoice #:	11467986
Amount Due:	$37,601.36
Due Date:	Dec 23, 2021
Payment Amount:	

Thank you for your participation.

http://historical.HA.com
e-mail: Bid@HA.com

Lot #

Lot Description

Total

Hammer

Price

Buyer

Premium

Qty

Bill Wilson]. Alcoholics Anonymous. The story of how

[

30,000.00

7,500.00

37,500.00

45143

1

30,000.00

7,500.00

Session 2 Subtotal

Buyer's Premium

$37,500.00

Subtotal

$37,500.00

SubTotal

$30,000

$7,500.00

$37,500.00

30,000.00

7,500.00

101.36

Sale Subtotal

Buyer's Premium

*Service and Handling

$37,601.36

Invoice Total

$37,601.36

$37,601.36

Total Due

*This is our charge for Shipping, Handling and Risk Of Loss. Certain packages, especially international, may cost more to ship.  You will be contacted if there are additional costs.

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     For faster shipping send a bank wire: Wells Fargo Bank, 420 Montgomery Street, San Francisco, CA  94104-1207

NEW

Your item(s) will be shipped (or released for third party shipping) after verification of good funds. There will be a 5 business day wait for checks Please allow 7-14 days for shipping.

Originator to Beneficiary Information: C#4284289, REF #6241-1473, Invoice #11467986

Include with wire:

ABA #: 121000248 Account Name: Heritage Auctioneers & Galleries, Inc., Account #: 4615041878 / SWIFT Code: WFBIUS6S

Make checks payable to Heritage Auctions and mail to: PO Box 619999, Dallas TX 75261-6199.

I have read and agree to the Auction Terms and Conditions as they appear in the catalog.

Merchandise Received:   X______________________________________________________

Notice: Title to the lots described above shall not pass to purchaser until the Invoice amount is paid in full.

To ensure proper credit, please write your invoice number and account number on your check.

Thank you for your participation.

214-528-3500 / 800-872-6467

Telefax 214-409-1425

http://historical.HA.com

e-mail: Bid@HA.com

This invoice is presented by Heritage Auctioneers & Galleries, Inc.

2801

W. Airport Freeway, Dallas, TX

75261-4127

Run on Friday, Dec 10 2021 04:20 PM (?SC)

(

Northwest corner of W. Airport Freeway & Valley View Lane

)

Heritage Auctions

L1473

Invoice #:

Bidder#:

Customer:

A11467986

7169

1473

,

(6241)

December 9 - 10 Rare Books Signature® Auction

2021

4284289-22-51

Fitz Tepper

Page

of

2

2

REF #:

6241-1473